EXHIBIT 99.1


Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                         FOR IMMEDIATE RELEASE
         (301) 468-3130


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                         FOR MAY OF THREE CENTS PER UNIT


                           ---------------------------


     ROCKVILLE, MD, May 20, 2003 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for May 2003 in the amount of three cents per unit regular cash flow. Holders of record on May 31, 2003, will receive this amount as part of the second quarter distribution which will be paid on August 1, 2003.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.